EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Cosi, Inc.
1751 Lake Cook Road, Suite 600
Deerfield, IL

We hereby consent to the incorporation by reference in this Form S-8 constituting a part of this Registration Statement of our report dated March 29, 2012, relating to the consolidated financial statements of Cosi, Inc., which are incorporated by reference in that Form S-8.

/s/ BDO USA, LLP

BDO USA, LLP
Chicago, IL

February 25, 2013